Exhibit 10.21

AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT

THIS AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT (this “Amendment”) is entered into as of November 12, 2010, by and between Senior Housing Properties Trust, a Maryland real estate investment trust (the “Company”) and Reit Management & Research LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Company and the Manager are parties to a Business Management Agreement dated as of January 7, 2010 (the “Original Agreement”) and

WHEREAS,  the Company anticipates acquiring certain medical office buildings, clinics and biomedical, pharmaceutical and laboratory buildings pursuant to various purchase agreements between the Company and CommonWealth REIT, formerly known as HRPT Properties Trust (“CWH”), and/or certain of its subsidiaries, all dated as of November 12, 2010; and

WHEREAS, the Company and the Manager desire to amend the Original Agreement to provide that the “Management Fee” (defined therein) will be calculated using the historical cost of the properties so acquired on the books of CWH and not the price set forth in the purchase agreements;

NOW, THEREFORE, the parties hereto agree that the Original Agreement is amended as follows:

The definition of “Purchase Agreements” in the third paragraph of Section 10. Compensation. of the Original Agreement is amended as follows:

“Purchase Agreements” shall mean the various purchase and sale agreements, all dated as of May 5, 2008, pursuant to which the Company contracted to buy from HRPT Properties Trust and/or certain of its subsidiaries certain medical office buildings, clinics and biomedical, pharmaceutical and laboratory buildings and  the various purchase and sale agreements, all dated as of November 12, 2010, pursuant to which the Company contracted to buy from CommonWealth REIT and/or certain of its subsidiaries certain medical office buildings, clinics and biomedical, pharmaceutical and laboratory buildings.

In all other respects the Original Agreement remains in full force and effect and unamended.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as an instrument under seal by their duly authorized officers, as of the day and year first above written.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ David J. Hegarty
Name: David J. Hegarty
Title: President and Chief Operating Officer

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Executive Vice President